UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
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        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On June 13, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that National City Corporation has completed its due diligence and one of its affiliates is obligated under a contract to purchase the Company's National City Center property, a 767,181 square foot office building located in Cleveland, Ohio. The closing is expected to take place during the week of June 16, 2003. The gross contract price for the sale and lease termination fee from the bank is $80.0 million.

The Company estimates it will net $15.8 million in proceeds from the transaction, after repayment of the property's first mortgage debt of $64.7 million. The Company has allocated $8.1 million of the net proceeds to pay down a portion of its mezzanine debt with Fleet National Bank. The Company intends to use the remaining $7.7 million to pay down the Security Capital Preferred Growth loans in connection with the Company's exercise of its right to extend the maturity dates of these loans until January 12, 2004.

The Company issued a Press Release on June 13, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:

                 Exhibit
                   No.              Description
                   ---              -----------
                   99.1             Press   Release  of  Prime   Group   Realty
                                    Trust   dated June 13, 2003.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIME GROUP REALTY TRUST


Dated: June 13, 2003                        By:    /s/  Louis G. Conforti
                                                   ----------------------

                                                   Louis G. Conforti
                                                   Co-President and
                                                   Chief Financial Officer

                                                                EXHIBIT NO. 99.1


FOR IMMEDIATE RELEASE --
FRIDAY, JUNE 13, 2003

                     PRIME GROUP REALTY TRUST UNDER CONTRACT
                  TO SELL NATIONAL CITY CENTER; INTENDS TO USE
                  NET PROCEEDS TO PAY DOWN FLEET NATIONAL BANK
                   AND SECURITY CAPITAL PREFERRED GROWTH LOANS


Chicago, IL. June 13, 2003 - Prime Group Realty Trust (NYSE: PGE) (the "Company") announced today that National City Corporation has completed its due diligence and one of its affiliates is obligated under a contract to purchase the Company's National City Center property, a 767,181 square foot office building located in Cleveland, Ohio. The closing is expected to take place during the week of June 16, 2003. The gross contract price for the sale and lease termination fee from the bank is $80.0 million.

The Company estimates it will net $15.8 million in proceeds from the transaction, after repayment of the property's first mortgage debt of $64.7 million. The Company has allocated $8.1 million of the net proceeds to pay down a portion of its mezzanine debt with Fleet National Bank. The Company intends to use the remaining $7.7 million to pay down the Security Capital Preferred Growth loans in connection with the Company's exercise of its right to extend the maturity dates of these loans until January 12, 2004.

The Company believes that the disposition of its only Cleveland asset further illustrates its focus on its metropolitan Chicago portfolio, and by retiring a $64.7 million first mortgage loan and repaying additional mezzanine indebtedness, further improves the Company's capital structure.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 15 office properties (including National City Center), containing an aggregate of 7.8 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 202.1 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

Stephen J. Nardi                  Louis G. Conforti
Chairman of the Board             Office of the President
312/917-1300                      Chief Financial Officer
                                  312/917-1300